Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 24, 2007
FOR IMMEDIATE RELEASE

Washington Trust Announces Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Market; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2006 net income of $6.2 million, or 45 cents per diluted share. Net income for the fourth quarter of 2005 also totaled $6.2 million, or 45 cents per diluted share. For the year ended December 31, 2006, net income was $25.0 million, up $2.0 million, or 8.7 percent, from 2005. On a per diluted share basis, net income was $1.82 for the year ended December 31, 2006, up 13 cents, or 7.7 percent, from the $1.69 reported for 2005. Operating results for 2006 reflect the full year impact of Weston Financial Group, Inc. (“Weston Financial”), which was acquired in the third quarter of 2005.

Other 2006 highlights include:
•	2006 return on average equity and average assets were 14.99% and 1.04%, respectively, up from 14.80% and 0.98%, respectively, in 2005.
•	Noninterest income, as a percent of total revenues, increased from 33.8% in 2005 to 40.7% in 2006.
•	Asset quality remained strong as nonperforming assets to total assets amounted to 0.11% at December 31, 2006.

"Washington Trust posted solid earnings in 2006, in light of a challenging interest rate environment and extremely competitive market,” stated John C. Warren, Washington Trust Chairman and Chief Executive Officer. "We continue to gain market share, attract new clients, and build existing relationships by focusing on service excellence and offering superior retail, business and wealth management products.”

-M O R E-

Washington Trust
Page Two, January 24, 2007

Net interest income totaled $15.0 million for the fourth quarter of 2006, down $727 thousand, or 4.6 percent, from the $15.7 million reported for the fourth quarter a year ago. The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the fourth quarter of 2006 amounted to 2.74%, down 10 basis points from the fourth quarter of 2005. The net interest margin was down 4 basis points from the third quarter of 2006 (excluding 8 basis points attributable to an extra third quarter dividend received from the Federal Home Loan Bank of Boston). The continued rise in short-term rates in 2006 has caused deposit costs to rise, while yields on loans and securities have increased by lesser amounts. For the year 2006, net interest income amounted to $61.5 million, up $818 thousand, or 1.3 percent, from 2005. The net interest margin for 2006 was 2.80%, compared to 2.79% for 2005.

Excluding net realized gains and losses on securities, noninterest income amounted to $10.4 million for the fourth quarter of 2006, an increase of $1.3 million, or 14 percent, from the same quarter of 2005. This increase is primarily attributable to higher revenues from wealth management services. Wealth management revenues were $6.7 million for the fourth quarter of 2006, up $898 thousand, or 15 percent, from the fourth quarter of 2005. Assets under administration totaled $3.695 billion at December 31, 2006, up $144 million in the fourth quarter of 2006 and up $423 million, or 13 percent, from $3.272 billion at December 31, 2005. These increases are due to financial market appreciation and business development efforts.

Noninterest income, excluding net realized gains and losses on securities, totaled $41.7 million for the year 2006, up $11.2 million, or 36 percent, from 2005. This increase is primarily attributable to higher revenues from wealth management services, largely due to the acquisition of Weston Financial which was completed on August 31, 2005.

Noninterest expenses amounted to $15.7 million for the fourth quarter of 2006, essentially unchanged from the same quarter a year ago although the fourth quarter of 2005 included the Corporation’s annual charitable contribution of $522 thousand. The 2006 annual contribution occurred in the second quarter. For the year ended December 31, 2006, noninterest expenses totaled $65.3 million, up $8.9 million, or 16 percent, from 2005. Included in noninterest expenses were merchant processing costs representing third-party costs incurred that are directly attributable to handling merchant credit card transactions. Merchant processing costs for 2006 increased 22 percent from 2005 largely due to increased volume of transactions processed. Excluding the impact of Weston Financial operating expenses, the increase in merchant processing costs and $605 thousand of direct acquisition and acquisition related costs recognized in 2005, noninterest expenses for 2006 increased $3.2 million, or 6 percent, from 2005.

-M O R E-

Washington Trust
Page Three, January 24, 2007

The effective income tax rates for 2006 were 33.8% for the fourth quarter and 32.6% for the full year compared with 32.7% and 32.3%, respectively, for the same periods in 2005. The higher effective income tax rate in the fourth quarter of 2006 was largely attributable to a change in the Corporation’s state tax position. The Corporation currently expects that the effective tax rate for 2007 will be in the range of 31.25% to 31.75%.

The returns on average equity and average assets for the quarter ended December 31, 2006 were 14.06% and 1.04%, respectively, compared to 15.63% and 1.03%, respectively, for the comparable quarter in 2005. The returns on average equity and average assets for the year 2006 were 14.99% and 1.04%, respectively, compared to 14.80% and 0.98%, respectively, for 2005.

Total assets were $2.399 billion at December 31, 2006, down $2.8 million from December 31, 2005. The Corporation has experienced relatively modest loan demand during 2006 and has also reduced its investment securities portfolio.

Total loans increased by $31.5 million, or 2.2 percent, in the fourth quarter of 2006 and $58.1 million, or 4.1 percent, in the year, with the largest increase in the commercial loan category. Commercial and commercial real estate loans were up by $26.1 million on a linked quarter basis and $32.7 million for the year. Residential mortgages increased by $1.3 million from September 30, 2006 and $6.0 million from December 31, 2005. Led by growth in home equity loans, consumer loans rose by $4.1 million in the fourth quarter of 2006 and $19.4 million from the end of 2005.

The investment securities portfolio has declined by $80.1 million since December 31, 2005, primarily resulting from balance sheet repositioning transactions in response to the flat to inverted yield curve shape in effect during most of this period. Net realized losses on securities of $16 thousand were recognized in the fourth quarter of 2006, including sales of mortgage-backed securities totaling $48.1 million with a realized loss of $1.2 million and sales of equity securities with a realized gain of $1.2 million. For the year ended December 31, 2006, net realized gains on securities sales amounted to $443 thousand. This included a realized gain of $381 thousand recognized in the second quarter of 2006 in connection with the annual charitable donation of appreciated equity securities. Net realized gains and losses on securities sales during 2005 totaled $357 thousand, resulting principally from the fourth quarter 2005 charitable donation of appreciated equity securities. Proceeds from the sales transactions during the fourth quarter of 2006 were

- M O R E -

Washington Trust
Page Four, January 24, 2007

primarily used to reduce advances from the Federal Home Loan Bank of Boston (“FHLBB”). FHLBB advances increased by $10.4 million and declined by $70.8 million during the three and twelve month periods ended December 31, 2006, respectively.

Total deposits declined by $22.2 million, or 1.3 percent, in the fourth quarter of 2006 and increased by $38.7 million, or 2.4 percent, from December 31, 2005. Excluding brokered certificates of deposit, in-market deposits were down $11.6 million, or 0.8 percent, on a linked quarter basis and up $63.2 million, or 4.4 percent, for the year. The Corporation has generally experienced little in-market deposit growth during the fourth quarter in recent years.

Asset quality continues to remain strong , with nonperforming assets (nonaccrual loans and property acquired through foreclosure) amounting to $2.7 million, or 0.11% of total assets, at December 31, 2006, compared to $2.4 million, or 0.10% of total assets at December 31, 2005. Net charge-offs amounted to $224 thousand for the year ended December 31, 2006, compared to net loan recoveries of $197 thousand for 2005.

The allowance for loan losses was $18.9 million, or 1.29% of total loans, at December 31, 2006, compared to $17.9 million, or 1.28% of total loans, at December 31, 2005. The Corporation’s loan loss provision charged to earnings amounted to $300 thousand and $1.2 million, respectively, for the quarter and year ended December 31, 2006, unchanged from the amounts recorded for the same periods in 2005.

Total shareholders’ equity amounted to $173.1 million at December 31, 2006, compared to $158.4 million at December 31, 2005. Book value per share as of December 31, 2006 and December 31, 2005 amounted to $12.89 and $11.86, respectively.

The Corporation announced during the fourth quarter of 2006 that its Board of Directors has approved a new common stock repurchase plan to replace its prior stock repurchase plan. The new plan authorizes the repurchase of up to 400,000 shares, or approximately 3%, of the Corporation's common stock in open market transactions. During the fourth quarter of 2006, 50,000 shares were repurchased under the prior plan at a cost of $1.4 million.

- M O R E -

Washington Trust
Page Five, January 24, 2007

Washington Trust President and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Wednesday, January 24, 2007 at 4:30 p.m. (Eastern Time) to discuss the Corporation’s fourth quarter and year-end results. This call is being webcast by VCall and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com. A replay of the call will be posted in this same location on the website shortly after the conclusion of the call. You may also listen to a replay by dialing (877) 660-6853, and entering Account #: 286 and Conference ID #: 226875. The replay will be available until 11:59 p.m. on January 31, 2007.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut. Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Market® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

# # #
This report contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements. The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of wealth management and trust assets under administration, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	Three Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,
(Dollars and shares in thousands, except per share amounts)	2006	2006	2005

Operating Results
Net interest income	$14,976	$15,866	$15,703
Provision for loan losses	300	300	300
Net realized (1osses) gains on securities	(16)	(365)	337
Other noninterest income	10,449	11,148	9,162
Noninterest expenses	15,740	16,611	15,766
Income tax expense	3,166	3,160	2,983
Net income	6,203	6,578	6,153

Per Share
Basic earnings	$0.46	$0.49	$0.46
Diluted earnings	$0.45	$0.48	$0.45
Dividends declared	$0.19	$0.19	$0.18

Weighted Average Shares Outstanding
Basic	13,452.5	13,436.6	13,352.4
Diluted	13,769.3	13,726.3	13,659.6

Key Ratios
Return on average assets	1.04%	1.09%	1.03%
Return on average equity	14.06%	15.62%	15.63%
Interest rate spread (taxable equivalent basis)	2.39%	2.51%	2.53%
Net interest margin (taxable equivalent basis)	2.74%	2.86%	2.84%

Allowance for Loan Losses
Balance at beginning of period	$18,645	$18,480	$17,614
Provision charged to earnings	300	300	300
Net (charge-offs) recoveries	(51)	(135)	4
Balance at end of period	$18,894	$18,645	$17,918

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	Years Ended
	Dec. 31,	Dec. 31,
(Dollars and shares in thousands, except per share amounts)	2006	2005

Operating Results
Net interest income	$61,474	$60,656
Provision for loan losses	1,200	1,200
Net realized gains on securities	443	357
Other noninterest income	41,740	30,589
Noninterest expenses	65,335	56,393
Income tax expense	12,091	10,985
Net income	25,031	23,024

Per Share
Basic earnings	$1.86	$1.73
Diluted earnings	$1.82	$1.69
Dividends declared	$0.76	$0.72

Weighted Average Shares Outstanding
Basic	13,424.1	13,315.2
Diluted	13,723.2	13,626.7

Key Ratios
Return on average assets	1.04%	0.98%
Return on average equity	14.99%	14.80%
Interest rate spread (taxable equivalent basis)	2.47%	2.49%
Net interest margin (taxable equivalent basis)	2.80%	2.79%

Allowance for Loan Losses
Balance at beginning of period	$17,918	$16,771
Provision charged to earnings	1,200	1,200
Reclassification of allowance on off-balance sheet exposures	-	(250)
Net (charge-offs) recoveries	(224)	197
Balance at end of period	$18,894	$17,918

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY
(Dollars and shares in thousands, except per share amounts)	Dec. 31,	Sep. 30,	Dec. 31,
Period-End Balance Sheet	2006	2006	2005
Assets	$2,399,165	$2,403,266	$2,402,003
Total securities	703,851	741,350	783,941
Loans:
Commercial and other:
Mortgages	282,019	274,635	291,292
Construction and development	32,233	29,653	37,190
Other	273,145	257,026	226,252
Total commercial and other	587,397	561,314	554,734
Residential real estate:
Mortgages	577,522	572,399	565,680
Homeowner construction	11,149	14,973	17,028
Total residential real estate	588,671	587,372	582,708
Consumer:
Home equity lines	145,676	147,897	161,100
Home equity loans	93,947	90,711	72,288
Other	44,295	41,190	31,078
Total consumer	283,918	279,798	264,466
Total loans	1,459,986	1,428,484	1,401,908
Deposits:
Demand deposits	186,533	189,329	196,102
NOW accounts	175,479	172,317	178,677
Money market accounts	286,998	295,431	223,255
Savings accounts	205,998	193,029	212,499
Time deposits	822,989	850,080	828,725
Total deposits	1,677,997	1,700,186	1,639,258
Brokered deposits included in time deposits	175,618	186,184	200,115
Federal Home Loan Bank advances	474,561	464,148	545,323
Shareholders’ equity	173,056	172,420	158,446
Capital Ratios
Tier 1 risk-based capital	9.60%	9.55%	9.06%
Total risk-based capital	11.00%	10.96%	10.51%
Tier 1 leverage ratio	6.04%	5.81%	5.45%
Share Information
Shares outstanding at end of period	13,429.7	13,445.1	13,361.8
Book value per share	$12.89	$12.82	$11.86
Tangible book value per share	$8.61	$8.53	$7.79
Market value per share	$27.89	$26.51	$26.18
Credit Quality
Nonaccrual loans:
Commercial:
Mortgages	$981	$436	$394
Construction and development	-	-	-
Other	831	608	624
Residential real estate	721	1,004	1,147
Consumer	190	132	249
Total nonaccrual loans	$2,723	$2,180	$2,414
Other real estate owned, net	-	402	-
Nonperforming assets to total assets	0.11%	0.11%	0.10%
Nonaccrual loans to total loans	0.19%	0.15%	0.17%
Allowance for loan losses to nonaccrual loans	693.87%	855.28%	742.25%
Allowance for loan losses to total loans	1.29%	1.31%	1.28%
Assets Under Administration
Market value	$3,694,813	$3,550,965	$3,271,756
Certain prior year amounts have been reclassified to conform to the current year classification.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
(Dollars in thousands)	Dec. 31,	Dec. 31,
	2006	2005
Assets:
Cash and due from banks	$54,337	$48,997
Federal funds sold and other short-term investments	17,572	17,166
Mortgage loans held for sale	2,148	439
Securities:
Available for sale, at fair value; amortized cost $525,966 in 2006 and $620,638 in 2005	526,396	619,234
Held to maturity, at cost; fair value $175,369 in 2006 and $162,756 in 2005	177,455	164,707
Total securities	703,851	783,941
Federal Home Loan Bank stock, at cost	28,727	34,966
Loans:
Commercial and other	587,397	554,734
Residential real estate	588,671	582,708
Consumer	283,918	264,466
Total loans	1,459,986	1,401,908
Less allowance for loan losses	18,894	17,918
Net loans	1,441,092	1,383,990
Premises and equipment, net	24,307	23,737
Accrued interest receivable	11,268	10,594
Investment in bank-owned life insurance	39,770	30,360
Goodwill	44,558	39,963
Identifiable intangible assets, net	12,816	14,409
Other assets	18,719	13,441
Total assets	$2,399,165	$2,402,003
Liabilities:
Deposits:
Demand deposits	$186,533	$196,102
NOW accounts	175,479	178,677
Money market accounts	286,998	223,255
Savings accounts	205,998	212,499
Time deposits	822,989	828,725
Total deposits	1,677,997	1,639,258
Dividends payable	2,556	2,408
Federal Home Loan Bank advances	474,561	545,323
Junior subordinated debentures	22,681	22,681
Other borrowings	14,684	9,774
Accrued expenses and other liabilities	33,630	24,113
Total liabilities	2,226,109	2,243,557
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,492,110 shares in 2006 and 13,372,295 in 2005	843	836
Paid-in capital	35,893	32,778
Retained earnings	141,548	126,735
Accumulated other comprehensive loss	(3,515)	(1,653)
Treasury stock, at cost; 62,432 shares in 2006 and 10,519 in 2005	(1,713)	(250)
Total shareholders’ equity	173,056	158,446
Total liabilities and shareholders’ equity	$2,399,165	$2,402,003

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except per share amounts)	(Unaudited)
	Three Months		Twelve Months
Periods ended December 31,	2006	2005	2006	2005
Interest income:
Interest and fees on loans	$23,733	$21,592	$92,190	$78,931
Interest on securities
Taxable	8,210	8,130	33,763	32,934
Nontaxable	514	276	1,618	886
Dividends on corporate stock and Federal Home Loan Bank stock	718	653	2,842	2,491
Interest on federal funds sold and other short-term investments	204	130	721	451
Total interest income	33,379	30,781	131,134	115,693
Interest expense:
Deposits	13,110	9,386	46,982	32,186
Federal Home Loan Bank advances	4,801	5,273	20,916	22,233
Junior subordinated debentures	338	334	1,352	458
Other	154	85	410	160
Total interest expense	18,403	15,078	69,660	55,037
Net interest income	14,976	15,703	61,474	60,656
Provision for loan losses	300	300	1,200	1,200
Net interest income after provision for loan losses	14,676	15,403	60,274	59,456
Noninterest income:
Wealth management services:
Trust and investment advisory fees	$5,063	$4,507	$19,099	$14,407
Mutual fund fees	1,092	1,032	4,665	1,336
Financial planning, commissions and other service fees	583	301	2,616	919
Wealth management services	6,738	5,840	26,380	16,662
Service charges on deposit accounts	1,248	1,165	4,915	4,502
Merchant processing fees	1,380	1,156	6,208	5,203
Income from bank-owned life insurance	396	277	1,410	1,110
Net gains on loan sales	394	359	1,423	1,679
Net realized (losses) gains on securities	(16)	337	443	357
Other income	293	365	1,404	1,433
Total noninterest income	10,433	9,499	42,183	30,946
Noninterest expense:
Salaries and employee benefits	9,598	9,030	38,698	32,133
Net occupancy	982	977	3,888	3,460
Equipment	818	873	3,370	3,456
Merchant processing costs	1,167	962	5,257	4,319
Outsourced services	505	460	2,009	1,723
Advertising and promotion	405	481	1,894	1,977
Legal, audit and professional fees	295	475	1,637	1,900
Amortization of intangibles	384	410	1,593	852
Other	1,586	2,098	6,989	6,573
Total noninterest expense	15,740	15,766	65,335	56,393
Income before income taxes	9,369	9,136	37,122	34,009
Income tax expense	3,166	2,983	12,091	10,985
Net income	$6,203	$6,153	$25,031	$23,024
Weighted average shares outstanding - basic	13,452.5	13,352.4	13,424.1	13,315.2
Weighted average shares outstanding - diluted	13,769.3	13,659.6	13,723.2	13,626.7
Per share information:
Basic earnings per share	$0.46	$0.46	$1.86	$1.73
Diluted earnings per share	$0.45	$0.45	$1.82	$1.69
Cash dividends declared per share	$0.19	$0.18	$0.76	$0.72
Certain prior year amounts have been reclassified to conform to the current year classification.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS

	(Unaudited)
Three months ended December 31,	2006			2005
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$592,055	$7,732	5.18%	$586,775	$7,391	5.00%
Commercial and other loans	567,356	11,115	7.77%	555,746	10,212	7.29%
Consumer loans	280,118	4,929	6.98%	261,424	4,039	6.13%
Total loans	1,439,529	23,776	6.55%	1,403,945	21,642	6.12%
Federal funds sold and
other short-term investments	14,940	204	5.43%	13,444	130	3.86%
Taxable debt securities	670,523	8,210	4.86%	736,309	8,131	4.38%
Nontaxable debt securities	54,024	789	5.80%	29,235	423	5.75%
Corporate stocks and FHLBB stock	45,233	811	7.11%	48,914	738	5.98%
Total securities	784,720	10,014	5.06%	827,902	9,422	4.52%
Total interest-earning assets	2,224,249	33,790	6.03%	2,231,847	31,065	5.52%
Non interest-earning assets	171,361			153,043
Total assets	$2,395,610			$2,384,890
Liabilities and Shareholders’ Equity:
NOW accounts	$170,111	$76	0.18%	$175,235	$64	0.15%
Money market accounts	306,036	3,037	3.94%	228,173	1,485	2.58%
Savings deposits	201,031	577	1.14%	218,043	312	0.57%
Time deposits	836,645	9,420	4.47%	800,668	7,524	3.73%
FHLBB advances	457,690	4,801	4.16%	549,888	5,274	3.80%
Junior subordinated debentures	22,681	338	5.91%	22,681	334	5.85%
Other	12,472	154	4.91%	7,346	85	4.59%
Total interest-bearing liabilities	2,006,666	18,403	3.64%	2,002,034	15,078	2.99%
Demand deposits	186,017			202,570
Other liabilities	26,482			22,857
Shareholders’ equity	176,445			157,429
Total liabilities and shareholders’ equity	$2,395,610			$2,384,890
Net interest income (FTE)		$15,387			$15,987
Interest rate spread			2.39%			2.53%
Net interest margin			2.74%			2.84%

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS

	(Unaudited)
Twelve months ended December 31,	2006			2005
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$590,245	$30,237	5.12%	$562,838	$27,890	4.96%
Commercial and other loans	564,310	43,409	7.69%	531,434	37,244	7.01%
Consumer loans	274,764	18,748	6.82%	246,959	13,983	5.66%
Total loans	1,429,319	92,394	6.46%	1,341,231	79,117	5.90%
Federal funds sold and
other short-term investments	14,548	721	4.96%	14,703	451	3.07%
Taxable debt securities	712,870	33,763	4.74%	783,662	32,934	4.20%
Nontaxable debt securities	42,977	2,486	5.79%	23,329	1,362	5.84%
Corporate stocks and FHLBB stock	48,643	3,205	6.59%	50,763	2,858	5.63%
Total securities	819,038	40,175	4.91%	872,457	37,605	4.31%
Total interest-earning assets	2,248,357	132,569	5.90%	2,213,688	116,722	5.27%
Non interest-earning assets	159,115			137,460
Total assets	$2,407,472			$2,351,148
Liabilities and Shareholders’ Equity:
NOW accounts	$173,137	$302	0.17%	$176,706	$295	0.17%
Money market accounts	262,613	9,063	3.45%	203,799	4,386	2.15%
Savings deposits	198,040	1,464	0.74%	234,311	1,392	0.59%
Time deposits	856,979	36,153	4.22%	741,456	26,113	3.52%
FHLBB advances	509,611	20,916	4.10%	611,177	22,233	3.64%
Junior subordinated debentures	22,681	1,352	5.96%	7,767	458	5.90%
Other	8,627	410	4.76%	3,581	160	4.48%
Total interest-bearing liabilities	2,031,688	69,660	3.43%	1,978,797	55,037	2.78%
Demand deposits	185,322			197,245
Other liabilities	23,517			19,498
Shareholders’ equity	166,945			155,608
Total liabilities and shareholders’ equity	$2,407,472			$2,351,148
Net interest income (FTE)		$62,909			$61,685
Interest rate spread			2.47%			2.49%
Net interest margin			2.80%			2.79%